Exhibit 10.34

Share Exchange Agreement

THIS SHARE EXCHANGE AGREEMENT (this “Agreement”), dated March 21, 2012, is entered into by and among NDB Energy, Inc., a Nevada corporation (the “Company”), Armada Oil Inc., a Nevada corporation (“Armada”) and the persons listed on Exhibit A annexed hereto, representing the holders of all of the issued and outstanding securities of Armada (the “Armada Stockholders”).

WHEREAS, on March 16, 2012, the Board of Directors (the “Board”) of the Company adopted resolutions approving the Company’s acquisition of shares of Armada by means of a share exchange with the Armada Stockholders, upon the terms and conditions set forth in this Agreement; and

WHEREAS, the aggregate number of shares of Armada common stock, par value $0.001 per share (the “Armada Common Stock”) owned by the Armada Stockholders set forth on Exhibit A (collectively, the “Armada Shares”) along with the aggregate number of Series A Warrants issued by Armada to the Armada Stockholders (the “Armada Series A Warrants”) and the Series B Warrants issued by Armada to the Armada Stockholders (the “Armada Series B Warrants” and together with the Armada Series A Warrants, the “Armada Warrants”) constitutes 100% of the issued and outstanding securities of Armada, on a fully diluted basis;

WHEREAS, the Armada Stockholders desire to sell and transfer their Armada Shares and Armada Warrants in exchange for newly-issued shares (the “Company Shares”) of the Company’s common stock, par value $0.001 per share (the “Company Common Stock”) and for newly-issued stock purchase warrants allowing the holder thereof to purchase shares of Company Common Stock pursuant to the terms and conditions set forth therein (collectively, the “Company Warrants”) all pursuant to the terms and conditions of this Agreement (the “Share Exchange”) so that the Company Shares issued to the Armada Stockholders, along with any additional shares of Company Common Stock issuable to the Armada Stockholders upon the exercise of the Company Warrants, shall constitute no more than 49.90% of the issued and outstanding shares of the Company Common Stock; and

WHEREAS, it is the intention of the parties that: (i) the Share Exchange shall qualify as a tax-free reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the “Code”); and (ii) the Share Exchange shall qualify as a transaction in securities exempt from registration or qualification under the Securities Act of 1933, as amended (the “Securities Act”).

NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, the parties hereto agree as follows:

ARTICLE I

EXCHANGE OF ARMADA SHARES AND WARRANTS

FOR COMPANY SHARES AND WARRANTS

Section 1.1 The Share and Warrant Exchange. On the Closing Date (as defined herein), and upon the terms and subject to the conditions set forth in this Agreement, each Armada Stockholder shall (i) assign, transfer, convey and deliver to the Company share certificates representing the Armada Shares owned by such Armada Stockholder, or such other documentation evidencing the assignment, transfer, conveyance and delivery to the Company of the Armada Shares by each of the Armada Stockholders, resulting in the transfer of all 8,870,000 Armada Shares held by the Armada Stockholders immediately prior to the consummation of the Share Exchange, and which shall constitute 100% of the issued and outstanding Armada Shares. Each such certificate so delivered shall be accompanied by a properly executed and authenticated stock power. In consideration and exchange for the Armada Shares, the Company shall issue, transfer, convey and deliver to the Armada Stockholders an aggregate of 8,870,000 Company Shares, to be allocated among the Armada Stockholders as provided on Exhibit B, annexed hereto, and (ii) assign, transfer, convey and deliver to the Company warrant certificates representing the Armada Warrants owned by such Armada Stockholder, or such other documentation evidencing the assignment, transfer, conveyance and delivery to the Company of the Armada Warrants by each of the Armada Stockholders, resulting in the transfer of all 5,040,000 Armada Warrants held by the Armada Stockholders immediately prior to the consummation of the Share Exchange, and which shall constitute 100% of the issued and outstanding Armada Warrants. Each such warrant certificate so delivered shall be accompanied by a properly executed and authenticated Form of Assignment for each Armada Series A Warrant and Armada Series B Warrant. In consideration and exchange for the Armada Warrants, the Company shall issue, transfer, convey and deliver to the Armada Stockholders an aggregate of 5,040,000 Company Warrants, to be allocated among the Armada Stockholders as provided on Exhibit B, annexed hereto (for purposes of the warrant exchange, the Armada Series A Warrants shall be exchanged for stock purchase warrants to be issued by the Company and designated as Series B Warrants in substantially the form annexed hereto as Exhibit E (the “Company Series B Warrants”) and the Armada Series B Warrants shall be exchanged for stock purchase warrants to be issued by the Company and designated as Series C Warrants) in substantially the form annexed hereto as Exhibit F (the “Company Series C Warrants”).

Section 1.2 Withholding. It is the intention of the parties that the Share Exchange shall qualify as a tax-free reorganization under Section 368(a)(1)(B) of the Code. Nevertheless, the Company shall be entitled to deduct and withhold from the Company Shares otherwise issuable pursuant to this Agreement to the Armada Stockholders such amounts as it may be required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local, provincial or foreign tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Armada Stockholders in respect of which such deduction and withholding was made.

Section 1.3 Closing and Actions at Closing. The closing of the Share Exchange (the “Closing”) shall take place at 10:00 a.m. New York time on the day the conditions to closing set forth in Articles V and VI herein have been satisfied or waived, but no later than March 31, 2012, or at such other time and date as the parties hereto shall agree in writing (the “Closing Date”), at the offices of Sierchio & Company, LLP, 430 Park Avenue, Suite 702, New York, New York 10022, or at such other place as the parties hereto may agree to in writing.

Section 1.3 Taking of Necessary Action; Further Action. If at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement, the Armada Stockholders, Armada and the Company (as applicable) will take all such lawful and necessary action.

Section 1.4 Directors of the Company on the Closing Date. On the Closing Date, David J. Moss shall be appointed to the Company’s Board.

Section 1.4 Officers of the Company on the Closing Date. On the Closing Date, the officers of the Company as of the Closing Date shall remain the officers of the Company.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents, warrants and agrees that all of the statements in the following subsections of this Article II are true and complete as of the date hereof. The disclosure schedule attached hereto as Schedules 2.2 through 2.19 (the “Company Disclosure Schedules”) are divided into sections that correspond to the sections of this Article II. The Company Disclosure Schedules comprise lists of all exceptions to the truth and accuracy in all material respects of, and of all disclosures or descriptions required by, the representations and warranties set forth in this Article II.

Section 2.1 Corporate Organization.

a.       The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and has all requisite corporate power and authority to own its properties and assets and governmental licenses, authorizations, consents and approvals to conduct its business as now conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its activities makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a Material Adverse Effect on the activities, business, operations, properties, assets, condition or results of operation of the Company. “Material Adverse Effect” means, when used with respect to the Company, any event, occurrence, fact, condition, change or effect, which, individually or in the aggregate, would reasonably be expected to be materially adverse to the business, operations, properties, assets, condition (financial or otherwise), or operating results of the Company, or materially impair the ability of the Company to perform its obligations under this Agreement, excluding any change, effect or circumstance resulting from (i) the announcement, pendency or consummation of the transactions contemplated by this Agreement, or (ii) changes in the United States securities markets generally.

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b.       Copies of the certificate of incorporation and by-laws of the Company with all amendments thereto, as of the date hereof (the “Company Charter Documents”), have been furnished to Armada, and such copies are accurate and complete as of the date hereof. The minute books of the Company contain the minutes of all meetings of the Company’s Board and stockholders of the Company from its date of incorporation to the date of this Agreement, and adequately reflect all material actions taken by the Company’s Board and stockholders of the Company. The Company is not in violation of any of the provisions of the Company’s Charter Documents.

Section 2.2 Capitalization of the Company.

a.       The authorized capital stock of the Company consists of 101,000,000 shares: 100,000,000 shares are authorized as Common Stock, of which 11,424,631 shares are, and will be, issued and outstanding immediately prior to the Share Exchange, and 1,000,000 shares are authorized as preferred stock, par value $0.01, of which no shares are issued and outstanding.

b.       All of the issued and outstanding shares of Common Stock of the Company immediately prior to the Share Exchange are duly authorized, validly issued, fully paid and non-assessable, have been issued in compliance with all applicable federal and state securities laws and state corporate laws, and have been issued free of preemptive rights of any security holder. Except with respect to securities to be issued the Armada Stockholders pursuant to the terms hereof, or as otherwise described in Schedule 2.2(b) of the Company Disclosure Schedules, as of the date of this Agreement there are no outstanding or authorized options, warrants, agreements, commitments, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire or receive any shares of the Company’s capital stock, nor are there or will there be any outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights, pre-emptive rights or rights of first refusal with respect to the Company or any Company Common Stock, or any voting trusts, proxies or other agreements, understandings or restrictions with respect to the voting of the Company’s capital stock.

Section 2.3 Subsidiaries and Equity Investments. Except as described in Schedule 2.3 of the Company Disclosure Schedules, the Company does not directly or indirectly own any capital stock or other securities of, or any beneficial ownership interest in, or hold any equity or similar interest, or have any investment in any corporation, limited liability company, partnership, limited partnership, joint venture or other company, person or other entity (each a “Person”).

Section 2.4 Authorization, Validity and Enforceability of Agreements. The Company has all corporate power and authority to execute and deliver this Agreement and all agreements, instruments and other documents to be executed and delivered in connection with the transactions contemplated by this Agreement (collectively, the “Transaction Documents”), to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or the Transaction Documents or to consummate the transactions contemplated hereby and thereby. Each of this Agreement and the Transaction Documents constitutes the valid and legally binding obligation of the Company and is enforceable in accordance with its terms, except as such enforcement may be limited by general equitable principles, or by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors’ rights generally. The Company does not need to give any notice to, make any filings with, or obtain any authorization, consent or approval of any Governmental Authority (defined hereafter) or other Person in order for it to consummate the transactions contemplated by this Agreement, other than filings that may be required or permitted under states securities laws, the Securities Act and/or the Securities Exchange Act of 1934, as amended (the “Exchange Act”) resulting from the issuance of the Company Shares, the Company Warrants and the shares issuable upon exercise of the Company Warrants (the “Warrant Shares”) in connection with the Share Exchange.

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Section 2.5 No Conflict or Violation. Neither the execution and delivery of this Agreement or the Transaction Documents by the Company, nor the consummation by the Company of the transactions contemplated hereby or thereby will: (i) contravene, conflict with, or violate any provision of the Company Charter Documents; (ii) violate any constitution, statute, regulation, rule, Order (defined hereafter), ruling, charge or other restriction of any court or other federal or national, state or provincial, municipal or local government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, political subdivision, commission, court, tribunal, official, arbitrator or arbitral body (“Governmental Authority”) to which the Company was subject, (iii) conflict with, result in a breach of, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which the Company is a party or by which it is bound, or to which any of its assets or properties are subject; or (iv) result in or require the creation or imposition of any lien, mortgage, pledge, deed of trust, hypothecation, security interest or other encumbrance of any nature (each a “Lien”) upon or with respect to any of the Company’s assets, including without limitation the Company Shares. For the purposes of this Agreement “Order” shall mean any written order, writ, judgment, injunction, subpoena, indictment, demand, decree, stipulation, determination or award entered by or with any Governmental Authority.

Section 2.6 Litigation. Except as described in Schedule 2.6 of the Company Disclosure Schedules, there is no action, suit, proceeding or investigation (“Action”) pending or, to the knowledge of the Company, currently threatened against the Company or any of its affiliates, that may affect the validity of this Agreement or the Transaction Documents or the right of the Company to enter into this Agreement and the Transaction Documents or to consummate the transactions contemplated hereby or thereby. There is no Action pending or, to the knowledge of the Company, currently threatened against the Company or any of its affiliates, before any court or by or before any Governmental Authority, nor is there any Order of any court or other Governmental Authority against the Company or any of its affiliates. Neither the Company nor any of its affiliates is a party or subject to the provisions of any Order of any court or Governmental Authority. There is no Action by the Company or any of its affiliates relating to the Company currently pending or which the Company or any of its affiliates intends to initiate.

Section 2.7 Compliance with Laws. The Company has been and is in compliance with, and has not received any notice of any violation of any, applicable law, Order, ordinance, regulation or rule of any kind whatsoever, including without limitation the Securities Act, the Exchange Act, the applicable rules and regulations of the United States Securities and Exchange Commission (“SEC”) or the applicable securities laws and rules and regulations of any state.

Section 2.8 Financial Statements; SEC Reports.

a.       The Company’s financial statements (the “Company Financial Statements”) contained in its periodic reports filed with the SEC (the “SEC Reports”) have been prepared in accordance with generally accepted accounting principles applicable in the United States of America (“U.S. GAAP”) applied on a consistent basis throughout the periods indicated, except that those Company Financial Statements that are not audited do not contain all footnotes required by U.S. GAAP. The Company Financial Statements fairly present the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments. Except as set forth in the Company Financial Statements or as disclosed in Schedule 2.8(a) of the Company Disclosure Schedules, the Company has no material liabilities (contingent or otherwise). The Company is not a guarantor or indemnitor of any indebtedness of any other Person. The Company maintains a standard system of accounting established and administered in accordance with U.S. GAAP.

b.       Except as disclosed in Schedule 2.8(b) of the Company Disclosure Schedules, since December 31, 2008, the Company has timely filed all of its SEC Reports. Each of the SEC Reports, as the same may have been amended, has complied in all material respects with the applicable provisions of the Securities Act and the Exchange Act and/or regulations promulgated thereunder.

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Section 2.9 Books and Records. The books and records of the Company are true, accurate and complete in all material respects.

Section 2.10 Employee Benefit Plans. Except as described in Schedule 2.10 of the Company Disclosure Schedules, the Company does not have any “Employee Benefit Plan” as defined in the U.S. Employee Retirement Income Security Act of 1974 or similar plans under any applicable laws.

Section 2.11 Tax Returns, Payments and Elections. Except as described in Schedule 2.11 of the Company Disclosure Schedules, the Company has filed all Tax (as defined below) returns, statements, reports, declarations and other forms and documents (including, without limitation, estimated tax returns and reports and material information returns and reports) (“Tax Returns”) required pursuant to applicable law to be filed with any Tax Authority (as defined below). All such Tax Returns are accurate, complete and correct in all material respects, and the Company has timely paid all Taxes due and adequate provisions have been and are reflected in the Company’s Financial Statements for all current taxes and other charges to which the Company is subject and which are not currently due and payable. None of the Company’s federal income tax returns have been audited by the Internal Revenue Service. The Company has no knowledge of any additional assessments, adjustments or contingent tax liability (whether federal or state) of any nature whatsoever, whether pending or threatened against the Company for any period, nor of any basis for any such assessment, adjustment or contingency. The Company has withheld or collected from each payment made to each of its employees, if applicable, the amount of all Taxes (including, without limitation, federal income taxes, state and local income taxes and any applicable foreign taxes) required to be withheld or collected therefrom, and has paid the same to the proper Tax Authority. For purposes of this Agreement, the following terms have the following meanings: “Tax” (and, with correlative meaning, “Taxes” and “Taxable”) means any and all taxes including, without limitation, (x) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, value added, net worth, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any United States, state, local or foreign Governmental Authority or regulatory body responsible for the imposition of any such tax (domestic or foreign) (a “Tax Authority”), (y) any liability for the payment of any amounts of the type described in (x) as a result of being a member of an affiliated, consolidated, combined or unitary group for any taxable period or as the result of being a transferee or successor thereof, and (z) any liability for the payment of any amounts of the type described in (x) or (y) as a result of any express or implied obligation to indemnify any other Person.

Section 2.12 No Liabilities or Obligations. Except as described in Schedule 2.12 of the Company Disclosure Schedules or the Company’s Financial Statements, upon the Closing Date, the Company will have no debt, liabilities or obligations of any kind whatsoever other than (i) liabilities and obligations reflected in the Company Financial Statements; (ii) accounts payable incurred in the ordinary course of business since the date of the last balance sheet reflected in the Company Financial Statements, none of which are material in nature or exceed $10,000, in the aggregate; and (iii) liabilities and obligations with respect to the transactions contemplated hereby and pursuant to the Financing.

Section 2.13 No Broker Fees. Except as described in Schedule 2.13 of the Company Disclosure Schedules, no brokers, finders or financial advisory fees or commissions will be payable by or to the Company or any of its affiliates with respect to the transactions contemplated by this Agreement.

Section 2.14 Duly Authorized. The issuance of the Company Shares has been duly authorized and, upon delivery to the Armada Stockholders of certificates therefor in accordance with the terms of this Agreement, the Company Shares will be validly issued in compliance with all applicable federal and state securities and corporate laws, fully paid, and nonassessable, will have the rights, preferences and privileges specified, will be free of preemptive rights, and will be free and clear of all liens and restrictions, other than liens created by the Armada Stockholders and restrictions on transfer imposed by the Transaction Documents and any applicable securities laws and the regulations and rules promulgated thereunder. The Warrant Shares, if and when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock and Warrant Shares issuable pursuant to the Transaction Documents.

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Section 2.15 Employees.

a.       The Company has one employee, Mr. James Cerna, Jr., the Company’s President and Chief Executive Officer.

b.       Other than Jatinder S. Bhogal, James Cerna, Jr., Derek Cooper and Amit S. Dang, the Company does not have any officers or directors. No director or officer of the Company is a party to, or is otherwise bound by, any contract (including any confidentiality, non-competition or proprietary rights agreement) with any other Person that in any way adversely affects or will materially affect (i) the performance of his duties as a director or officer of the Company, (ii) the ability of the Company to conduct its business, or (iii) the ability of the Company to consummate the transactions contemplated by this Agreement.

Section 2.16 Interested Party Transactions. Except as described in Schedule 2.16 of the Company Disclosure Schedules, no officer, director or principal stockholder of the Company or any affiliate or “associate” (as such term is defined in Rule 405 as promulgated by the SEC under the Securities Act) of any such Person, has or has had, either directly or indirectly, (1) an interest in any Person which (a) furnishes or sells services or products which are furnished or sold or are proposed to be furnished or sold by the Company, or (b) purchases from or sells or furnishes to, or proposes to purchase from, sell to or furnish the Company any goods or services; or (2) a beneficial interest in any contract or agreement to which the Company is a party or by which it may be bound or affected.

Section 2.17 Intellectual Property. Schedule 2.17 of the Company Disclosure Schedules sets forth a description of all of the Intellectual Property, which the Company owns, uses or licenses in its activities as presently conducted. For the purposes of this Agreement, “Intellectual Property” means all industrial and intellectual property, including, without limitation, all U.S. and non-U.S. patents, patent applications, patent rights, trademarks, trademark applications, common law trademarks, Internet domain names, trade names, service marks, service mark applications, common law service marks, and the goodwill associated therewith, copyrights, in both published and unpublished works, whether registered or unregistered, copyright applications, franchises, licenses, know-how, trade secrets, technical data, designs, customer lists, confidential and proprietary information, processes and formulae, all computer software programs or applications, layouts, inventions, development tools and all documentation and media constituting, describing or relating to the above, including manuals, memoranda, and records, whether such intellectual property has been created, applied for or obtained anywhere throughout the world.

Section 2.18 Shell Company. Beginning with the Company’s quarterly report on Form 10-Q for the period ending September 30, 2010, through its filing of its Current Report on Form 8-K on August 16, 2011, to report its entrance into certain asset purchase agreements, the Company was deemed to be a “shell company” as defined in Rule 405 as promulgated pursuant to the Securities Act (“Rule 405”). On August 16, 2011, the Company filed a Current Report on Form 8-K, which included the necessary “Form 10 Information” to disclose that, as of that date, the Company is no longer a “shell company.”

Section 2.19 Scheduled Liabilities. Schedule 2.19 of the Company Disclosure Schedules, sets forth a list and the estimated amount of all liabilities of the Company to be paid or discharged at Closing.

Section 2.20 Disclosure. This Agreement, the schedules hereto and any certificate attached hereto or delivered in accordance with the terms hereof by or on behalf of the Company in connection with the transactions contemplated by this Agreement, when taken together, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained herein and/or therein not misleading.

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ARTICLE III

REPRESENTATIONS AND WARRANTIES OF ARMADA

Armada represents, warrants and agrees that all of the statements in the following subsections of this Article III are true and complete as of the date hereof. The disclosure schedules attached hereto as Schedules 3.2 through 3.19 (the “Armada Disclosure Schedules”) are divided into sections that correspond to the sections of this Article III. The Armada Disclosure Schedules comprise lists of all exceptions to the truth and accuracy in all material respects of, and of all disclosures or descriptions required by, the representations and warranties set forth in this Article III.

Section 3.1 Corporate Organization.

a.       Armada is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and has all requisite corporate power and authority to own its properties and assets and governmental licenses, authorizations, consents and approvals to conduct its business as now conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its activities makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a Material Adverse Effect on the activities, business, operations, properties, assets, condition or results of operation of Armada. “Material Adverse Effect” means, when used with respect to Armada, any event, occurrence, fact, condition, change or effect, which, individually or in the aggregate, would reasonably be expected to be materially adverse to the business, operations, properties, assets, condition (financial or otherwise), or operating results of Armada, or materially impair the ability of Armada to perform its obligations under this Agreement, excluding any change, effect or circumstance resulting from (i) the announcement, pendency or consummation of the transactions contemplated by this Agreement, or (ii) changes in the United States securities markets generally.

b.       Copies of the certificate of incorporation and by-laws of Armada with all amendments thereto, as of the date hereof (the “Armada Charter Documents”), have been furnished to the Company, and such copies are accurate and complete as of the date hereof. The minute books of Armada are current as required by law, contain the minutes of all meetings of Armada’s Board of Directors (“Armada’s Board”) and stockholders of Armada from its date of incorporation to the date of this Agreement, and adequately reflect all material actions taken by Armada’s Board and stockholders of Armada. Armada is not in violation of any of the provisions of the Armada Charter Documents.

Section 3.2 Capitalization.

a.       The authorized capital stock of Armada consists of 10,000,000 shares of common stock, $0.001 par value per share, of which 8,870,000 shares are, and will be, issued and outstanding immediately prior to the completion of the Share Exchange.

b.       All of the issued and outstanding shares of Armada’s Common Stock immediately prior to the Share Exchange are duly authorized, validly issued, fully paid and non-assessable, have been issued in compliance with all applicable federal and state securities laws and state corporate laws, and have been issued free of preemptive rights of any security holder. Except as otherwise described in Schedule 3.2(b) of the Armada Disclosure Schedules, as of the date of this Agreement there are no outstanding or authorized options, warrants, agreements, commitments, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire or receive any shares of Armada’s capital stock, nor are there or will there be any outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights, pre-emptive rights or rights of first refusal with respect to Armada or any Armada’s Common Stock, or any voting trusts, proxies or other agreements, understandings or restrictions with respect to the voting of Armada’s capital stock. All issued and outstanding shares of Armada’s Common Stock were issued in uncertificated form.

Section 3.3 Subsidiaries and Equity Investments. Armada does not, directly or indirectly, own any capital stock or other securities of, or any beneficial ownership interest in, or hold any equity or similar interest, or have any investment in any Person.

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Section 3.4 Authorization, Validity and Enforceability of Agreements. Armada has all corporate power and authority to execute and deliver this Agreement and the Transaction Documents, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Each of this Agreement and the Transaction Documents constitutes the valid and legally binding obligation of Armada and is enforceable in accordance with its terms, except as such enforcement may be limited by general equitable principles, or by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors rights generally. Armada does not need to give any notice to, make any filings with, or obtain any authorization, consent or approval of any Governmental Authority or other Person in order for it to consummate the transactions contemplated by this Agreement and the Transaction Documents, other than filings that may be required under state securities laws, the Securities Act and/or the Exchange Act resulting from the transfer and exchange of the Armada Shares and Armada Warrants. The execution and delivery of this Agreement and the Transaction Documents by Armada and the consummation by Armada of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action of Armada, and no other corporate proceedings on the part of Armada are necessary to authorize this Agreement and the Transaction Documents or to consummate the transactions contemplated hereby or thereby.

Section 3.5 No Conflict or Violation. Neither the execution and delivery of this Agreement or the Transaction Documents by Armada, nor the consummation by Armada of the transactions contemplated hereby or thereby will: (i) contravene, conflict with or violate any provision of the Armada Charter Documents, (ii) violate any constitution, statute, regulation, rule, Order, ruling, charge or other restriction of any Governmental Authority to which Armada is subject, (iii) conflict with, result in a breach of, constitute a default (or an event or condition which, with or without notice or lapse of time or both, would constitute a default), under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which Armada is a party or by which it is bound, or to which any of its assets is subject; or (iv) result in or require the creation or imposition of any Lien of any nature upon or with respect to any of Armada’s assets.

Section 3.6 Compliance with Laws and Other Instruments. Except as would not have a Material Adverse Effect on Armada and except as set forth in Schedule 3.6 of the Armada Disclosure Schedules, the business and operations of Armada have been and are being conducted in accordance with all applicable federal, state and local laws, rules and regulations and all applicable Orders, determinations and awards of all courts and other Governmental Authorities. Except as would not have a Material Adverse Effect on Armada, Armada is not, and is not alleged to be, in violation of, or (with or without notice or lapse of time or both) in default under, or in breach of, any term or provision of the Armada Charter Documents or of any indenture, loan or credit agreement, note, deed of trust, mortgage, security agreement or other material agreement, lease, license or other instrument, commitment, obligation or arrangement to which it is a party or by which any of its properties, assets or rights are bound or affected. To the knowledge of Armada, no other party to any material contract, agreement, lease, license, commitment, instrument or other obligation to which Armada is a party is (with or without notice or lapse of time or both) in default thereunder or in breach of any term thereof. Armada is not subject to any obligation or restriction of any kind or character, nor is there, to the knowledge of Armada, any event or circumstance relating to Armada that materially and adversely affects in any way its business, properties, assets or prospects or that would prevent or make burdensome their performance of or compliance with all or any part of this Agreement or the Transaction Documents, or the consummation of the transactions contemplated hereby or thereby.

Section 3.7 Brokers’ Fees. Except as described in Schedule 3.7 of the Armada Disclosure Schedules, no brokers, finders or financial advisory fees or commissions will be payable by or to Armada or any of its affiliates with respect to the transactions contemplated by this Agreement.

Section 3.8 Title to and Condition of Properties. Except as set forth in Schedule 3.8 of the Armada Disclosure Schedules, Armada owns or holds under valid leases or other rights to use all real property, plants, machinery and equipment necessary for the conduct of its business as presently conducted, except where the failure to own or hold such property, plants, machinery and equipment would not have a Material Adverse Effect. The material buildings, plants, machinery and equipment necessary for the conduct of Armada’s business as presently conducted are structurally sound, are in good operating condition and repair and are adequate for the uses to which they are being put, in each case, taken as a whole, and none of such buildings, plants, machinery or equipment are in need of maintenance or repairs, except for ordinary, routine maintenance and repairs that are not material in nature or cost.

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Section 3.9 Absence of Undisclosed Liabilities. Except as set forth in Schedule 3.9 of the Armada Disclosure Schedules, Armada has no debt, obligation or liability (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due) arising out of any transaction entered into at or prior to the Closing Date or any act or omission at or prior to the Closing Date, except to the extent set forth on or reserved against on the Armada Financial Statements (as hereinafter defined). Armada has not incurred any liabilities or obligations under agreements entered into, except in the usual and ordinary course of business, since January 19, 2012 (date of incorporation).

Section 3.10 Changes. Since January 19, 2012, Armada has not:

a.       Ordinary Course of Business. Entered into any transaction with third parties other than in the usual and ordinary course of business, except for this Agreement and the other documents to be entered into in connection with the transactions contemplated by this Agreement;

b.       Adverse Changes. Suffered or experienced any change in, or affecting, its condition (financial or otherwise), properties, assets, liabilities, business, operations or results of operations other than changes, events or conditions in the usual and ordinary course of their business, none of which would have a Material Adverse Effect;

c.        Loans. Made any loans or advances or extended credit to any Person other than travel advances and reimbursement of expenses made to employees, officers and directors in the ordinary course of business;

d.       Liens. Created or permitted to exist any material Lien on any property or asset of Armada, other than (a) Liens for taxes not yet payable or in respect of which the validity thereof is being contested in good faith by appropriate proceedings and for the payment of which the relevant party has made adequate reserves; (b) Liens in respect of pledges or deposits under workmen’s compensation laws or similar legislation, carriers, warehousemen, mechanics, laborers and materialmen and similar Liens, if the obligations secured by such Liens are not then delinquent or are being contested in good faith by appropriate proceedings conducted and for the payment of which the relevant party has made adequate reserves; (c) statutory Liens incidental to the conduct of Armada’s business which were not incurred in connection with the borrowing of money or the obtaining of advances or credits and that do not in the aggregate materially detract from the value of its property or materially impair the use thereof in the operation of its business; and (d) Liens that would not have a Material Adverse Effect;

e.        Capital Stock. Except as set forth on Schedule 3.2(b) of the Armada Disclosure Schedules, Armada has not issued, sold, disposed of or encumbered, or authorized the issuance, sale, disposition or encumbrance of, or granted or issued any option to acquire any shares of its capital stock or any other of their securities or any equity security of any class of Armada, or altered the term of any of its outstanding securities or made any change in its outstanding shares of capital stock or its capitalization, whether by reason of reclassification, recapitalization, stock split, combination, exchange or readjustment of shares, stock dividend or otherwise;

f.        Dividends. Declared, set aside, made or paid any dividend or other distribution to any of its stockholders;

g.        Material Armada Contracts. Terminated or modified any or all agreements, contracts, arrangements, leases, commitments or otherwise, of Armada, of the type and nature that is required to be filed with the SEC (each a “Material Armada Contract”), except for termination upon expiration in accordance with the terms thereof or as set forth in Schedule 3.10(g) of the Armada Disclosure Schedules;

h.       Claims. Released, waived or cancelled any claims or rights relating to or affecting Armada in excess of $10,000 in the aggregate or instituted or settled any Action involving in excess of $10,000 in the aggregate;

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i.         Discharged Liabilities. Except as set forth in Schedule 3.10(i) of the Armada Disclosure Schedules, paid, discharged or satisfied any claim, obligation or liability in excess of $10,000 in the aggregate, except for liabilities incurred prior to the date of this Agreement in the ordinary course of business;

j.         Indebtedness. Except as set forth in Schedule 3.10(j) of the Armada Disclosure Schedules, created, incurred, assumed or otherwise become liable for any indebtedness in excess of $10,000 in the aggregate, other than professional fees;

k.       Guarantees. Guaranteed or endorsed any obligation or net worth of any Person;

l.         Acquisitions. Acquired the capital stock or other securities or any ownership interest in, or substantially all of the assets of, any other Person;

m.     Accounting. Changed its method of accounting or the accounting principles or practices utilized in the preparation of the Armada Financial Statements; or

n.       Agreements. Except as set forth in Schedule 3.10(n) of the Armada Disclosure Schedules, entered into any agreement, or otherwise obligating Armada to do any of the foregoing.

Section 3.11 Material Armada Contracts. Armada has made available to the Company, prior to the date of this Agreement, true, correct and complete copies of each Material Armada Contract. Each Material Armada Contract is a valid and binding agreement of Armada and is in full force and effect. Except as would not have a Material Adverse Effect, Armada is not in breach or default of any Material Armada Contract to which it is a party and, to the knowledge of Armada, no other party to any Material Armada Contract is in breach or default thereof. Except as would not have a Material Adverse Effect, no event has occurred or circumstance exists that (with or without notice or lapse of time) would (a) contravene, conflict with or result in a violation or breach of, or become a default or event of default under, any provision of any Material Armada Contract or (b) permit Armada or any other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify any Material Armada Contract. Armada has not received written notice of the pending or threatened cancellation, revocation or termination of any Material Armada Contract to which it is a party. There are no renegotiations of, or attempts to renegotiate, or outstanding rights to renegotiate any material terms of any Material Armada Contract.

Section 3.12 Material Assets. The Armada Financial Statements reflect the material properties and assets (real and personal) owned or leased by Armada.

Section 3.13 Litigation; Orders. There are no Actions pending or, to the knowledge of Armada, currently threatened against Armada or any of its affiliates, that may affect the validity of this Agreement or the Transaction Documents or the right of Armada to enter into this Agreement and the Transaction Documents or to consummate the transactions contemplated hereby or thereby. There are no Actions (whether federal, state, local or foreign) pending or, to the knowledge of Armada, threatened against or affecting Armada’s properties, assets, business or employees. To the knowledge of Armada, there are no facts that might result in or form the basis for any such Action. Armada is not subject to any Orders.

Section 3.14 Licenses; Permits. Except as would not have a Material Adverse Effect and except as set forth in Schedule 3.14 of the Armada Disclosure Schedules, Armada possesses from the appropriate Governmental Authority, all licenses, permits, authorizations, approvals, franchises and rights that are necessary for Armada to engage in its business as currently conducted and to permit it to own and use its properties and assets in the manner in which it currently owns and uses such properties and assets and as it contemplates owning and using such properties and assets (collectively, “Armada’s Permits”). Armada has not received written notice from any Governmental Authority or other Person that it is lacking any license, permit, authorization, approval, franchise or right necessary for it to engage in its business as currently conducted and to permit Armada to own and use its properties and assets in the manner in which it currently owns and uses such properties and assets. Except as otherwise would not have a Material Adverse Effect, the Armada’s Permits are valid and in full force and effect. Except as would not have a Material Adverse Effect, no event has occurred or circumstance exists that may (with or without notice or lapse of time): (a) constitute or result, directly or indirectly, in a violation of or a failure to comply with any Armada’s Permits; or (b) result, directly or indirectly, in the revocation, withdrawal, suspension, cancellation or termination of, or any modification to, any Armada’s Permits. Armada has not received written notice from any Governmental Authority or any other Person regarding: (a) any actual, alleged, possible or potential contravention of any Armada’s Permits; or (b) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to, any Armada’s Permits. All applications required to have been filed for the renewal of the Armada’s Permits have been duly filed on a timely basis with the appropriate Persons, and all other filings required to have been made with respect to the Armada’s Permits have been duly made on a timely basis with the appropriate Persons, except as would not have a Material Adverse Effect. All Armada’s Permits are renewable by their terms or in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts other than routine fees or similar charges, all of which have, to the extent due, been duly paid.

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Section 3.15 Interested Party Transactions. Except as disclosed in Schedule 3.15 of the Armada Disclosure Schedules, no officer, director or stockholder of Armada or any affiliate or “associate” (as such term is defined in Rule 405 as promulgated under the Securities Act) of any such Person, have or have had, either directly or indirectly, (1) an interest in any Person which (a) furnishes or sells services or products which are furnished or sold or are proposed to be furnished or sold by Armada, or (b) purchases from or sells or furnishes to, or proposes to purchase from, sell to or furnish Armada any goods or services; or (2) a beneficial interest in any contract or agreement to which Armada is a party or by which it may be bound or affected.

Section 3.16 Governmental Inquiries. Armada has provided to the Company a copy of each material written inspection report, questionnaire, inquiry, demand or request for information received by Armada from any Governmental Authority, and Armada’s response thereto, and each material written statement, report or other document filed by Armada with any Governmental Authority.

Section 3.17 Intellectual Property. Except as set forth in Schedule 3.17 of the Armada Disclosure Schedules, Armada does not own, use or license any Intellectual Property in its business as presently conducted. No Intellectual Property of Armada has been or is now involved in any dispute, opposition, invalidation or cancellation proceeding, and no such action has been threatened. No Intellectual Property, wherever situated or registered, of Armada, to the knowledge of Armada, is infringed, or has been challenged or, to the knowledge of Armada, threatened in any way, and no Intellectual Property of Armada, to the knowledge of Armada, interferes with the Intellectual Property of any other Person, and no Intellectual Property of Armada is alleged to infringe or interfere with the Intellectual Property of any other Person. Except as would not have a Material Adverse Effect, Armada has not taken any action that would result in the voiding or invalidation of any of its Intellectual Property.

Section 3.18 Stock Option Plans; Employee Benefits.

a.       Armada does not have any stock option plans providing for the grant by Armada of stock options to directors, officers or employees.

b.       Armada does not have any employee benefit plans or arrangements covering its present and former employees or providing benefits to such persons in respect of services provided to Armada.

Neither the consummation of the transactions contemplated hereby alone, nor in combination with another event, with respect to each director, officer, employee and consultant of Armada, will result in (a) any payment (including, without limitation, severance, unemployment compensation or bonus payments) becoming due from Armada; (b) any increase in the amount of compensation or benefits payable to any such individual; or (c) any acceleration of the vesting or timing of payment of compensation payable to any such individual. No agreement, arrangement or other contract of Armada provides benefits or payments contingent upon, triggered by, or increased as a result of a change in the ownership or effective control of Armada.

Section 3.19 Environmental and Safety Matters. Except as set forth in Schedule 3.19 of the Armada Disclosure Schedules and except as would not have a Material Adverse Effect:

Armada is, and at all times has been, in compliance with all Environmental Laws (as defined below) applicable to Armada. There are no Actions pending or, to its knowledge, threatened against Armada alleging the violation of any Environmental Law or environmental permit applicable to Armada or alleging that Armada is potentially responsible for any environmental site contamination. None of Armada, its directors, officers, or employees or Affiliates has received any written notice, or to their knowledge unwritten notice, regarding any actual or alleged violation of Environmental Law, or any liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to any of them or its facilities arising under any Environmental Law.

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Neither this Agreement nor the consummation of the transactions contemplated by this Agreement shall impose any obligations to notify or obtain the consent of any Governmental Authority or third Persons under any law or other requirement relating to the environment, natural resources, or public or employee health and safety or relating to the storage, generation, use, handling, manufacture, processing, transportation, import, export, treatment, release or disposal of any Hazardous Materials (“Environmental Laws”) applicable to Armada. “Hazardous Materials” means any pollutant, contaminant, including asbestos and asbestos-containing materials, hazardous waste, hazardous materials, hazardous substances, petroleum, radioactive materials and polychlorinated biphenyls, all as defined and regulated under any Environmental Law.

Section 3.20 Financial Statements. Armada will provide the Company with Armada’s audited financial statements for the period from inception to February 29, 2012, including, in each case, the notes thereto (the “Armada Financial Statements”).The Armada Financial Statements (a) will be in accordance with the books and records of Armada; (b) will present fairly the financial condition and the results of operations, changes in stockholder’s equity and cash flow of Armada for the periods therein specified; and (c) will have been prepared in accordance with U.S. GAAP applied on a consistent basis during the periods concerned.

Section 3.21 Tax Returns, Payments and Elections. Armada has filed all Tax Returns, required pursuant to applicable law to be filed with any Tax Authority. All such Tax Returns are accurate, complete and correct in all material respects, and Armada has timely paid all Taxes due and adequate provisions have been and are reflected in the Armada Financial Statements for all current taxes and other charges to which Armada is subject and which are not currently due and payable. None of Armada’s federal income tax returns have been audited by the Internal Revenue Service. Armada has no knowledge of any additional assessments, adjustments or contingent tax liability (whether federal or state) of any nature whatsoever, whether pending or threatened against Armada for any period, nor of any basis for any such assessment, adjustment or contingency. Armada has withheld or collected from each payment made to each of its employees, if applicable, the amount of all Taxes (including, without limitation, federal income taxes, state and local income taxes and any applicable foreign taxes) required to be withheld or collected therefrom, and has paid the same to the proper Tax Authority.

Section 3.22 Disclosure. This Agreement, the schedules hereto and any certificate attached hereto or delivered in accordance with the terms hereof by or on behalf of Armada or the Armada Stockholders in connection with the transactions contemplated by this Agreement, when taken together, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained herein and/or therein not misleading.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE ARMADA STOCKHOLDERS

Each of the Armada Stockholders hereby represent and warrant, severally and not jointly, as of the date hereof and with respect only to the Armada Shares owned by such Armada Stockholder, to and for the benefit of the Company as follows:

Section 4.1 Authority. Such Armada Stockholder has the right, power, authority and capacity to execute and deliver this Agreement and each of the Transaction Documents to which such Armada Stockholder is a party, to consummate the transactions contemplated by this Agreement and each of the Transaction Documents to which such Armada Stockholder is a party, and to perform such Armada Stockholder’s obligations under this Agreement and each of the Transaction Documents to which such Armada Stockholder is a party. This Agreement has been, and each of the Transaction Documents to which such Armada Stockholder is a party will be, duly and validly authorized and approved, executed and delivered by such Armada Stockholder. Assuming this Agreement and the Transaction Documents have been duly and validly authorized, executed and delivered by the parties thereto other than such Armada Stockholder, this Agreement and each of the Transaction Documents to which such Armada Stockholder is a party constitutes the legal, valid and binding obligation of such Armada Stockholder, enforceable against such Armada Stockholder in accordance with their respective terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors rights generally.

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Section 4.2 No Conflict. Neither the execution or delivery by such Armada Stockholder of this Agreement or any Transaction Document to which such Armada Stockholder is a party, nor the consummation or performance by such Armada Stockholder of the transactions contemplated hereby or thereby will, directly or indirectly, (a) contravene, conflict with, or result in a violation of any provision of the certificate of incorporation, by-laws or other organizational documents of such Armada Stockholder (if such Armada Stockholder is not a natural person); (b) contravene, conflict with, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, any agreement or instrument to which such Armada Stockholder is a party or by which the properties or assets of the such Armada Stockholder are bound; or (c) contravene, conflict with, or result in a violation of, any law or Order to which such Armada Stockholder, or any of the properties or assets of such Armada Stockholder, may be subject.

Section 4.3 Litigation. There is no pending Action against such Armada Stockholder that involves the Armada Shares or that challenges, or may have the effect of preventing, delaying or making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement and, to the knowledge of such Armada Stockholder, no such Action has been threatened, and no event or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such Action.

Section 4.4 Acknowledgment of Transfer Restrictions; Shell Company. Such Armada Stockholder understands and agrees that the Company Shares to be issued pursuant to this Agreement have not been registered under the Securities Act or the securities laws of any state and that the issuance of the Company Shares is being effected in reliance upon an exemption from registration afforded either under Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering or Regulation D promulgated thereunder; and, except as specifically set forth herein, the Company has no present intention to register the Company Shares, or Warrant Shares, to the extent any Warrant Shares are issued, for resale by such Armada Stockholder. Moreover, each Armada Stockholder acknowledges that the Company was previously a “shell company” as that term is defined in Rule 405 of the Securities Act and, that as a consequence thereof, such Armada Stockholder may be precluded from selling or otherwise transferring his Company Shares, and/or his Warrant Shares, in reliance upon Rule 144 as promulgated pursuant to the Securities Act under certain circumstances.

Section 4.5 Status. By its execution of this Agreement, such Armada Stockholder represents and warrants to the Company as indicated on Exhibit C hereto, that he is (i) an “accredited investor,” as defined in Regulation D as promulgated under the Securities Act, or (ii) is not a “U.S. person,” as defined in Regulation S as promulgated under the Securities Act; and, such Armada Stockholder understands that the Company Shares, the Company Warrants and, to the extent any Warrant Shares are issued, the Warrant Shares, are being offered and sold to such Armada Stockholder in reliance upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Armada Stockholder set forth in the Transaction Documents, in order that the Company may determine the applicability and availability of the exemptions from registration of the Company Shares, the Company Warrants and, to the extent any Warrant Shares are issued, the Warrant Shares, on which the Company is relying.

Section 4.6 Additional Representations and Warranties. Each Armada Stockholder further makes the representations and warranties to the Company set forth on Exhibit D.

Section 4.7 Stock Legends. Each Armada Stockholder hereby agrees with the Company as follows:

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a.       Securities Act Legend. The certificates evidencing the Company Shares issued to such Armada Stockholder, and any Warrant Shares issued upon exercise of Company Warrants, will bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, IN WHICH CASE THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

b.       Other Legends. The certificates representing such Company Shares, the Company Warrants and, to the extent any Warrant Shares are issued, the Warrant Shares, and each certificate issued in transfer thereof, will also bear any other legend required under any applicable law, including, without limitation, any state corporate and/or state securities laws or under the applicable federal and provincial laws of Canada (the “Applicable Canadian Securities Laws”).

c.        Opinion. Such Armada Stockholder shall not transfer any or all of the Company Shares, the Company Warrants and, to the extent any Warrant Shares are issued, the Warrant Shares, pursuant to Rule 144, under the Securities Act or absent an effective registration statement under the Securities Act and applicable state securities law covering the disposition of the Company Shares, the Company Warrants and, to the extent any Warrant Shares are issued, the Warrant Shares, without first providing the Company with an opinion of counsel (which counsel and opinion are reasonably satisfactory to the Company) to the effect that such transfer will be made in compliance with Rule 144, under the Securities Act or will be exempt from the registration and the prospectus delivery requirements of the Securities Act and the registration or qualification requirements of any applicable state securities laws.

Section 4.8 Ownership of Shares and Warrants. Such Armada Stockholder is both the record and beneficial owner of the applicable Armada Shares and Armada Warrants as set forth on Exhibit A hereto,. Such Armada Stockholder is not the record or beneficial owner of any other shares or warrants of Armada. Such Armada Stockholder has and shall transfer at the Closing, good and marketable title to such Armada Shares and Armada Warrants, free and clear of all Liens, restrictions on transfer or adverse claims of any nature whatsoever.

Section 4.9 Pre-Emptive Rights. At Closing, such Armada Stockholder does not have any pre-emptive rights or any other rights to acquire any shares of Armada that have not been waived or exercised.

Section 4.10 Acknowledgement of Restrictions on the Exercise of the Company Series C Warrants. Each Armada Stockholder acknowledges that that the Company Warrants issued to the Armada Stockholders pursuant to this Agreement shall be substantially the same as the Armada Warrants, except, that the Company Series C Warrants shall contain a clause restricting the exercise of the Company Series C Warrants in certain instances. Such restrictive clause shall be substantially as follows:

Holder hereby acknowledges and agrees that, notwithstanding anything herein to the contrary, this Warrant may not be exercised unless and until the Holder receives notice from the Company, following delivery of a Notice of Exercise by the Holder, that the aggregate number of shares of Common Stock issuable upon exercise of all of the Company stock purchase warrants designated as Series C Warrants (the “Series C Warrants”) and all other warrants issued by the Company pursuant to the Share Exchange Agreement (whether or not such other warrants are being exercised), together with the shares of Common Stock issued by the Company as part of the Merger Consideration pursuant to the SEA will not constitute more than 49.90% of the Company’s total number of shares of Common Stock issued and outstanding at the time of exercise (the “Exercise Limitation”). For purposes of this subsection, the percentage shall be calculated in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. The determination whether or not the Exercise Limitation applies shall be made at the sole discretion of the Company.

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The Company Series C Warrants shall also include a clause limiting the Company’s ability to redeem the Company Series C Warrants substantially as follows:

Notwithstanding anything herein to the contrary, in the event Holder is unable to exercise this Warrant because of the Exercise Limitation, any right of redemption the Company otherwise has pursuant to this Warrant shall be suspended until such time as the Holder may fully exercise the Warrant.

ARTICLE V

CONDITIONS PRECEDENT TO OBLIGATIONS OF ARMADA

AND THE ARMADA STOCKHOLDERS

The obligations of Armada and the Armada Stockholders to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by Armada and the Armada Stockholders at their sole discretion:

Section 5.1 Representations and Warranties of the Company. All representations and warranties made by the Company in this Agreement shall be true and correct in all material respects on and as of the Closing Date, except insofar as the representations and warranties relate expressly and solely to a particular date or period, in which case, subject to the limitations applicable to the particular date or period, they will be true and correct in all material respects on and as of the Closing Date with respect to such date or period.

Section 5.2 Due Diligence. The Company shall have, to the satisfaction of Armada, delivered to Armada all of the due diligence materials requested by Armada, and Armada shall have completed its legal, accounting and business due diligence review of the Company to its sole satisfaction.

Section 5.3 Agreements and Covenants. The Company shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with on or prior to the Closing Date.

Section 5.4 Consents and Approvals. All consents, waivers, authorizations and approvals of any Governmental Authority and of any other Person required in connection with the execution, delivery and performance of this Agreement shall have been duly obtained and shall be in full force and effect on the Closing Date.

Section 5.5 No Violation of Orders. No preliminary or permanent injunction or other Order issued by any court or Governmental Authority, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any Governmental Authority, which declares this Agreement invalid in any respect or prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of the Company, taken as a whole, shall be in effect; and no action or proceeding before any court or Governmental Authority shall have been instituted or threatened by any Governmental Authority, or by any other Person which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

Section 5.6 No Bankruptcy Proceedings. No proceeding in which the Company shall be a debtor, defendant or party seeking an order for its own relief or reorganization shall have been brought or be pending by or against the Company or under any United States, state or foreign bankruptcy or insolvency law.

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Section 5.7 Applicable Exemption from Registration under the Securities Act. Armada shall be satisfied that the issuance of the Company Shares, the Company Warrants and, to the extent any Warrant Shares are issued, the Warrant Shares, to the Armada Stockholders, in connection with the Share Exchange, shall be exempt from registration pursuant to Section 4(2) of the Securities Act, Regulation D as promulgated under the Securities Act, or any other applicable exemption therefrom.

Section 5.8 Form 8-K. A final draft of a Current Report on Form 8-K (the “Form 8-K”), which discloses the Company’s entering into this Agreement and the consummation of the Share Exchange, shall have been approved by Armada, the Company and their respective legal advisors. The Form 8-K shall be filed with the SEC within four (4) business days after the Closing Date.

Section 5.9 Documents. The Company shall have caused the following documents to be delivered to Armada and the Armada Stockholders:

a.       share certificates evidencing the Company Shares registered in the name of each Armada Stockholder, as set forth on Exhibit B annexed hereto;

b.       Company Warrants registered in the name of each Armada Stockholder, as set forth on Exhibit B annexed hereto;

c.        a Secretary’s Certificate, dated the Closing Date, certifying attached copies of (A) the Company Charter Document; (B) the resolutions of the Company’s Board approving this Agreement, the Transaction Documents and the transactions contemplated hereby and thereby; and (C) the incumbency of each authorized officer of the Company signing this Agreement and the Transaction Documents to which the Company is a party;

d.       a Certificate of Good Standing of the Company dated not more than five (5) business days prior to the Closing Date;

e.        this Agreement and each of the Transaction Documents to which the Company is a party, duly executed;

f.        an Officer’s Certificate of the Company, dated the Closing Date, certifying as to Sections 5.1, 5.2, 5.3, 5.4 and 5.5; and

g.        such other documents as Armada may reasonably request for the purpose of (i) evidencing the accuracy and confirmation of any representation or warranty of the Company; (ii) evidencing the performance by the Company of, or the compliance by the Company with, any covenant or obligation required to be performed or complied with by the Company; (iii) evidencing the satisfaction of any condition referred to in this Article V; or (iv) otherwise facilitating the consummation of any of the transactions contemplated by this Agreement and the Transaction Documents.

ARTICLE VI

CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY

The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by the Company in its sole discretion:

Section 6.1 Representations and Warranties of Armada and the Armada Stockholders. All representations and warranties made by Armada and the Armada Stockholders on behalf of themselves individually, in this Agreement shall be true and correct on and as of the Closing Date except insofar as the representation and warranties relate expressly and solely to a particular date or period, in which case, subject to the limitations applicable to the particular date or period, they will be true and correct in all material respects on and as of the Closing Date with respect to such date or period.

Section 6.2 Due Diligence. Armada shall have, to the satisfaction of Company, delivered to the Company all of the due diligence materials requested by the Company and the Company shall have completed its legal, accounting and business due diligence review of the Armada to its sole satisfaction.

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Section 6.3 Agreements and Covenants. Armada and the Armada Stockholders shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by each of them on or prior to the Closing Date.

Section 6.4 Consents and Approvals. All consents, waivers, authorizations and approvals of any Governmental Authority and of any other Person required in connection with the execution, delivery and performance of this Agreement, shall have been duly obtained and shall be in full force and effect on the Closing Date.

Section 6.5 No Violation of Orders. No preliminary or permanent injunction or other Order issued by any court or other Governmental Authority, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any Governmental Authority that declares this Agreement invalid or unenforceable in any respect or which prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of Armada, taken as a whole, shall be in effect; and no action or proceeding before any court or Governmental Authority shall have been instituted or threatened by any Governmental Authority, or by any other Person which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

Section 6.6 No Bankruptcy Proceedings. No proceeding in which Armada shall be a debtor, defendant or party seeking an order for its own relief or reorganization shall have been brought or be pending by or against Armada or under any United States, state or foreign bankruptcy or insolvency law.

Section 6.7 Applicable Exemption from Registration under the Securities Act. The Company shall be satisfied that the issuance of the Company Shares, the Company Warrants and, to the extent any Warrant Shares are issued, the Warrant Shares, to the Armada Stockholders, in connection with the Share Exchange, shall be exempt from registration pursuant to Section 4(2) of the Securities Act, Regulation D as promulgated under the Securities Act, or any other applicable exemption therefrom.

Section 6.8 Other Closing Documents. The Company shall have received such certificates, instruments and documents in confirmation of the representations and warranties of Armada and the Armada Stockholders, and the performance of Armada’s and the Armada Stockholders’ respective obligations hereunder and/or in furtherance of the transactions contemplated by this Agreement, as the Company or its counsel may reasonably request.

Section 6.9 Scheduled Liabilities. The Scheduled Liabilities shall have been paid.

Section 6.10 Audited Financial Statements. Armada shall have delivered to the Company the Armada Financial Statements.

Section 6.11 Form 8-K. A final draft of the Form 8-K shall have been approved by Armada, the Company and their respective legal advisors. The Form 8-K shall be filed with the SEC within four (4) business days after the Closing Date.

Section 6.12 Documents. Armada and the Armada Stockholders shall have caused the following documents to be delivered to the Company at the Closing:

a.       evidence that 100% of the Armada Shares shall have been transferred to the Company on the books of Armada;

b.       evidence that 100% of the Armada Warrants shall have been cancelled on the books of Armada;

c.        a Secretary’s Certificate, dated the Closing Date, certifying attached copies of (A) the Armada Charter Documents; (B) the resolutions of Armada’s Board approving this Agreement, the Transaction Documents and the transactions contemplated hereby and thereby; and (C) the incumbency of each authorized officer of Armada signing this Agreement and the Transaction Documents to which Armada is a party;

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d.       a Certificate of Good Standing of Armada dated not more than five (5) business days prior to the Closing Date;

e.        this Agreement and each of the Transaction Documents to which Armada and the Armada Stockholders is or are a party, duly executed;

f.        an Officer’s Certificate of Armada, dated the Closing Date, certifying as to Sections 6.1, 6.2, 6.3, 6.4 and 6.5 herein; and

g.        such other documents as the Company may reasonably request for the purpose of (A) evidencing the accuracy of any of the representations and warranties of Armada and the Armada Stockholders; (B) evidencing the performance of, or compliance by Armada and the Armada Stockholders with, any covenant or obligation required to be performed or complied with by Armada and the Armada Stockholders, as the case may be; (C) evidencing the satisfaction of any condition referred to in this Article VI; or (D) otherwise facilitating the consummation or performance of any of the transactions contemplated by this Agreement and the other Transaction Documents.

Section 6.13 No Claim Regarding Stock Ownership or Consideration. There must not have been made or threatened by any Person, any claim asserting that such Person (a) is the holder of, or has the right to acquire or to obtain beneficial ownership of the Armada Shares, the Armada Warrants, or any other stock, voting, equity, or ownership interest in, Armada, or (b) is entitled to all or any portion of the Company Shares, the Company Warrants and, to the extent any Warrant Shares are issued, the Warrant Shares,.

Section 6.14 Cash On Hand. As of the Closing Date, Armada shall have cash on hand of no less than $300,000.

ARTICLE VII

ADDITIONAL AGREEMENTS-REGISTRATION RIGHTS

Section 7.1 Definitions.

As used in this Article 7 of the Agreement, the following terms shall have the following meanings:

“Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, Armada.

“Blackout Period” means, with respect to a registration, a period, in each case commencing on the day immediately after the Company notifies the Purchasers that they are required, because of the occurrence of an event of the kind described in Section 7.4(f) hereof, to suspend offers and sales of Registrable Securities during which the Company, in the good faith judgment of its board of directors, determines (because of the existence of, or in anticipation of, any acquisition, financing activity, or other transaction involving the Company, or the unavailability for reasons beyond the Company’s control of any required financial statements, disclosure of information which is in its best interest not to publicly disclose, or any other event or condition of similar significance to the Company) that the registration and distribution of the Registrable Securities to be covered by such Registration Statement, if any, would be seriously detrimental to the Company and its stockholders and ending on the earlier of: (1) the date upon which the material non-public information commencing the Blackout Period is disclosed to the public or ceases to be material, and (2) such time as the Company notifies the selling Holders that sales pursuant to such Registration Statement or a new or amended Registration Statement may resume.

“Business Day” means any day of the year, other than a Saturday, Sunday, or other day on which the SEC is required or authorized to close.

“Effective Date” means the date of the filing by the Company of its Annual Report on Form 10-K for the Company’s fiscal year ending March 31, 2012.

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“Holder” means a holder of Registrable Securities issued pursuant to this Agreement.

“Register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

“Registrable Securities” means the Company Shares, along with all the Warrant Shares issuable upon exercise of the Company Warrants, issued to Armada Stockholders and up to 25% of the Company Shares issued to David Moss pursuant to this Agreement.

“Registration Default Date” means the date that is 180 days after the Effective Date.

“Registration Default Period” means the period following the Registration Default Date during which any Registration Event occurs and is continuing.

“Registration Filing Date” means the date that is 60 days after the Effective Date.

“SEC Effective Date” means the date the Registration Statement is declared effective by the SEC.

Section 7.2 Registration.

a.       Registration on Form S-1 or S-4. The Company shall file a registration statement (the “Registration Statement”) within 60 days following the Effective Date on Form S-1, Form S-4, or other applicable form, relating to the resale by the Holders of all of the Registrable Securities (as defined herein), and the Company shall use its commercially reasonable efforts to cause such Registration Statement to be declared effective prior to the Registration Default Date; provided, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section, or keep such registration effective pursuant to the terms hereunder in any particular jurisdiction in which the Company would be required to qualify to do business as a foreign corporation or as a dealer in securities under the securities laws of such jurisdiction or to execute a general consent to service of process in effecting such registration, qualification or compliance, in each case where it has not already done so. Notwithstanding the foregoing, in the event that the SEC limits the amount of Registrable Securities that may be sold, the Company may scale back from the Registration Statement such number of Registrable Securities pursuant to Section 7.3 below. In such event, the Company shall give the Holders prompt notice of the number of Registrable Securities excluded therefrom. Anything herein to the contrary notwithstanding, the Company’s obligation to prepare and file a Registration Statement pursuant to this Article 7 is conditioned upon the Armada Stockholders timely response to the Company’s request for information from the Armada Stockholders required to be included in the Registration Statements.

b.       Valid Business Purpose For Not Filing. Notwithstanding anything to the contrary contained in this Agreement, the Company will not be required to file any Registration Statement pursuant to this Agreement, file any amendment thereto, furnish any supplement to a prospectus included in any registration statement, make any other filing with the SEC required pursuant to this Agreement, cause any registration statement or other filing with the SEC to become effective, or take any similar action, and may withdraw the filing of any such registration statement or related filing if, in the opinion of outside counsel to the Company, (i) an event has occurred and is continuing as a result of which any Registration Statement, prospectus or other filing relating to the Registration Rights would contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) such actions would require the disclosure of material non-public information which the Company has a bona fide business purpose for preserving as confidential and which the Company would not otherwise be required to disclose ((i) and (ii) each, a “Valid Business Reason”), until such Valid Business Reason no longer exists; provided, however, that in no event shall the Company avail itself of such right for more than 45 consecutive days or 90 days, in the aggregate, in any period of 360 consecutive days; the Company shall provide to the Holders a reasonable explanation in writing as to the reason for its failure to comply with its registration obligation set forth in this Article VII (except that the Company shall not be required to disclose the information set forth under (ii) of this subsection); and the Company shall give notice to the Holders of its determination to take any action pursuant to this Section 7.2(b) and of the fact that the Valid Business Reason for such action no longer exists, in each case, promptly after the occurrence thereof.

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If the Company shall give any notice of the taking of any action pursuant to the foregoing paragraph, the Company shall not register any equity security of the Company during the period such action remains in effect. Each Holder of Registrable Securities agrees that, upon receipt of any notice from the Company that the Company has determined to take any action pursuant to the foregoing paragraph, such Holder will discontinue his disposition of his Registrable Securities pursuant to such Registration Statement. If the Company shall give any notice of the taking of any action pursuant to the foregoing paragraph, at such time as the Valid Business Reason that caused such action no longer exists (but in no event more than 90 days after the date of the taking of such action), the Company shall promptly use its commercially reasonable best efforts to effect the registration under the Securities Act of all of the Registrable Securities the registration of which has thereby been delayed or, as the case may be, to take all action required to permit sales of the Registrable Securities to resume.

c.        Penalty for Not Filing. In the event the Company fails to file a Registration Statement pursuant to Section 7.2(a) above within 60 calendar days of the Effective Date subject nevertheless to adjustment in the event of a Valid Business Purpose (the “Initial Filing Date”), the Company shall pay to the Holders (in the aggregate and not to each Holder individually) an amount in cash equal to 1% of $1,126,000 (the “Penalty Payment”) for every 30 day period (each a “Delinquency Period”) following the Initial Filing Date during which the Registration Statement is not filed. No pro-rata adjustments will be required to be made by the Company pursuant to this Section 7.2(c) as to any Delinquency Period in which the Registration Statement is filed. The Penalty Payment payable as to any Delinquency Period shall be issued on the first Business Day following the expiration of the Delinquency Period; such Penalty Payment shall be made pro-rata to each of the Holders pursuant to their holding of Company Warrants as set forth on Exhibit B hereto. Anything herein to the contrary notwithstanding, in no event shall the Company be required to make aggregate Penalty Payments in excess of 6% of $1,126,000.

Section 7.3 Cutbacks.

a.       Cutbacks Pursuant to Rule 415 or Underwriters Advice. In the event a cutback is requested by the SEC pursuant to Rule 415 of the Securities Act in a written comment to the Company, or as otherwise requested by the SEC in a written comment to the Company, or upon the advice of the Underwriter, if any, the number of Registrable Securities to be included in the Registration Statement shall be subject to a reduction as set forth on Exhibit G hereto.

b.       Cutbacks for Additional Financings. In the event the Company undertakes one or more additional financings and, upon the advice of an Underwriter or if the Company so determines, a cutback is reasonably required, and:

(x) the Registration Statement has not yet been declared effective, the Company shall file a pre-effective amendment reducing the number of Registrable Securities to be included in the Registration Statement in the manner set forth on Exhibit G hereto.

(y) the Registration Statement has been declared effective, the Company shall file a post-effective amendment to the Registration Statement reducing the number of Registrable Securities to be included in the Registration Statement in the manner set forth on Exhibit G hereto.

If any of the Registrable Securities are not registered in, or are deregistered from, the Registration Statement because of a cutback pursuant to this Section 7.3, the Company shall cause a registration statement to be filed with the SEC to include the remaining Registrable Securities immediately following the SEC Effective Date..

Section 7.4 Registration Procedures for Registrable Securities. The Company will keep each Holder reasonably advised as to the filing and effectiveness of the Registration Statement. At its expense with respect to the Registration Statement, the Company will:

a.       prepare and file with the SEC with respect to the Registrable Securities, a Registration Statement on Form S-1, Form S-4, or any other form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities in accordance with the intended methods of distribution thereof, and use its commercially reasonable efforts to cause such Registration Statement to become effective and shall remain effective for a period of five years or for such shorter period ending on the earlier to occur of: (i) the sale of all Registrable Securities, and (ii) the availability under Rule 144 for each Holder to sell all of their Registrable Securities (the “Effectiveness Period”). Each Holder agrees to furnish to the Company a completed questionnaire in the form attached to this Agreement as Annex A (a “Selling Stockholder Questionnaire”) not later than three (3) Business Days following the date on which such Holder receives draft materials of such Registration Statement and such other information regarding the Holder as the Company may request;

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b.       if the Registration Statement is subject to review by the SEC, promptly respond to all comments and diligently pursue resolution of any comments to the satisfaction of the SEC;

c.        prepare and file with the SEC such amendments and supplements to such Registration Statement as may be necessary to keep such Registration Statement effective during the Effectiveness Period;

d.       furnish, without charge, to each Holder of Registrable Securities covered by such Registration Statement (i) a reasonable number of copies of such Registration Statement (including any exhibits thereto other than exhibits incorporated by reference), each amendment and supplement thereto as such Holder may reasonably request, (ii) such number of copies of the prospectus included in such Registration Statement (including each preliminary prospectus and any other prospectus filed under Rule 424 of the Securities Act) as such Holders may reasonably request, in conformity with the requirements of the Securities Act, and (iii) such other documents as such Holder may require to consummate the disposition of the Registrable Securities owned by such Holder, but only during the Effectiveness Period;

e.        use its commercially reasonable efforts to register or qualify such registration under such other applicable securities laws of such jurisdictions as any Holder of Registrable Securities covered by such Registration Statement reasonably requests and as may be necessary for the marketability of the Registrable Securities (such request to be made by the time the applicable Registration Statement is deemed effective by the SEC) and do any and all other acts and things necessary to enable such Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Holder; provided, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph; (ii) subject itself to taxation in any such jurisdiction; or (iii) consent to general service of process in any such jurisdiction;

f.        as promptly as practicable after becoming aware of such event, notify each Holder of Registrable Securities, the disposition of which requires delivery of a prospectus relating thereto under the Securities Act, of the happening of any event, which comes to the Company’s attention, that will after the occurrence of such event cause the prospectus included in such Registration Statement, if not amended or supplemented, to contain an untrue statement of a material fact or an omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading and the Company shall promptly thereafter prepare and furnish to such Holder a supplement or amendment to such prospectus (or prepare and file appropriate reports under the Exchange Act) so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, unless suspension of the use of such prospectus otherwise is authorized herein or in the event of a Blackout Period, in which case no supplement or amendment need be furnished (or Exchange Act filing made) until the termination of such suspension or Blackout Period;

g.        comply, and continue to comply during the Effectiveness Period, in all material respects with the Securities Act and the Exchange Act and with all applicable rules and regulations of the SEC with respect to the disposition of all securities covered by such Registration Statement;

h.       as promptly as practicable after becoming aware of such event, notify each Holder of Registrable Securities being offered or sold pursuant to the Registration Statement of the issuance by the SEC of any stop order or other suspension of effectiveness of the Registration Statement;

i.         use its commercially reasonable efforts to cause all the Registrable Securities covered by the Registration Statement to be quoted on the OTC Markets Group, Inc. QB tier, or on such other principal securities market on which securities of the same class or series issued by the Company are then listed or traded;

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j.         provide a transfer agent and registrar, which may be a single entity, for the shares of Common Stock at all times;

k.       cooperate with the Holders of the Registrable Securities being offered pursuant to the Registration Statement to issue and deliver, or cause its transfer agent to issue and deliver, certificates representing Registrable Securities to be offered pursuant to the Registration Statement within a reasonable time after the delivery of certificates representing the Registrable Securities to the transfer agent or the Company, as applicable, and enable such certificates to be in such denominations or amounts as the Holders may reasonably request and registered in such names as the Holders may request;

l.         during the Effectiveness Period, refrain from bidding for or purchasing any Common Stock or any right to purchase Common Stock or attempting to induce any person to purchase any such security or right if such bid, purchase or attempt would in any way limit the right of the Holders to sell Registrable Securities by reason of the limitations set forth in Regulation M of the Exchange Act; and

m.     take all other reasonable actions necessary to expedite and facilitate the disposition by the Holders of the Registrable Securities pursuant to the Registration Statement during the term of this Agreement.

Section 7.5 Suspension of Offers and Sales. Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 7.4(f) hereof or of the commencement of a Blackout Period, such Holder shall discontinue the disposition of Registrable Securities included in the Registration Statement until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 7.4(f) hereof or notice of the end of the Blackout Period, and, if so directed by the Company, such Holder shall deliver to the Company (at the Company’s expense) all copies (including, without limitation, any and all drafts), other than permanent file copies, then in such Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

Section 7.6 Registration Expenses. The Company shall pay all expenses in connection with any registration obligation provided herein, including, without limitation, all registration, filing, stock exchange fees, printing expenses, all fees and expenses of complying with applicable securities laws, and the fees and disbursements of counsel for the Company and of its independent accountants; provided, that, in any underwritten registration, each party shall pay for its own underwriting discounts and commissions and transfer taxes. The Company shall not be responsible for the expenses of any attorney or other advisor employed by a Holder.

Section 7.7 Indemnification.

(a) In the event of the offer and sale of any of the Registrable Securities under the Securities Act, the Company shall, and hereby does, indemnify and hold harmless, to the fullest extent permitted by law, each Holder, its directors, officers, partners, each other Person who participates as an underwriter in the offering or sale of such securities, and each other person, if any, who controls or is under common control with such Holder or any such underwriter within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, and expenses to which the Holder or any such director, officer, partner or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement of any material fact contained in any registration statement prepared and filed by the Company under which Registrable Securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission to state therein a material fact required to be stated or necessary to make the statements therein in light of the circumstances in which they were made not misleading, and the Company shall reimburse the Holder, and each such director, officer, partner, underwriter and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating, defending or settling any such loss, claim, damage, liability, action or proceeding; provided, that such indemnity agreement found in this Section 7.7(a) shall in no event exceed the net proceeds from the Offering, received by the Company; and provided further , that the Company shall not be liable in any such case (i) to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement in or omission from such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company for use in the preparation thereof or (ii) if the person asserting any such loss, claim, damage, liability (or action or proceeding in respect thereof) who purchased the Registrable Securities that are the subject thereof did not receive a copy of an amended preliminary prospectus or the final prospectus (or the final prospectus as amended or supplemented) at or prior to the written confirmation of the sale of such Registrable Securities to such person because of the failure of such Holder or underwriter to so provide such amended preliminary or final prospectus and the untrue statement or omission of a material fact made in such preliminary prospectus was corrected in the amended preliminary or final prospectus (or the final prospectus as amended or supplemented). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Holders, or any such director, officer, partner, underwriter or controlling person and shall survive the transfer of such shares by the Holder.

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(b) As a condition to including the Registrable Securities in any Registration Statement filed pursuant to this Agreement, each Holder agrees to be bound by the terms of this Section 7.7 and to indemnify and hold harmless, to the fullest extent permitted by law, the Company, each of its directors, officers, partners, legal counsel and accountants and each underwriter, if any, and each other Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director or officer or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) that arises out of or is based upon an untrue statement in or omission from such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished by the Holder for use in the preparation thereof, and such Holder shall reimburse the Company, and such Holders, directors, officers, partners, legal counsel and accountants, Persons, underwriters, or control persons, each such director, officer, and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating, defending, or settling any such loss, claim, damage, liability, action, or proceeding; provided, however , that such indemnity agreement found in this Section 7.7(b) shall in no event exceed the net proceeds received by such Holder as a result of the sale of Registrable Securities pursuant to such Registration Statement, except in the case of fraud or willful misconduct. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer by any Holder of such shares.

(c) Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in this Section 7.7 (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the indemnifying party of the commencement of such action; provided, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section 7.7, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in the reasonable judgment of counsel to such indemnified party a conflict of interest between such indemnified and indemnifying parties may exist or the indemnified party may have defenses not available to the indemnifying party in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof, unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties arises in respect of such claim after the assumption of the defenses thereof or the indemnifying party fails to defend such claim in a diligent manner, other than reasonable costs of investigation. Neither an indemnified nor an indemnifying party shall be liable for any settlement of any action or proceeding effected without its consent. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement, which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. Notwithstanding anything to the contrary set forth herein, and without limiting any of the rights set forth above, in any event any party shall have the right to retain, at its own expense, counsel with respect to the defense of a claim. Each indemnified party shall furnish such information regarding itself or the claim in question as an indemnifying party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

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(d) If an indemnifying party does not, or is not permitted to, assume the defense of an action pursuant to Section 7.7(c), or in the case of the expense reimbursement obligation set forth in Sections 7.7(a) and (b), the indemnification required by Sections 7.7(a) and 7.7(b) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills received or expenses, losses, damages, or liabilities are incurred.

(e) If the indemnification provided for in Section 7.7(a) or 7.7(b) is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall (i) contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense as is appropriate to reflect the proportionate relative fault of the indemnifying party on the one hand and the indemnified party on the other (determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission), or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or provides a lesser sum to the indemnified party than the amount hereinafter calculated, not only the proportionate relative fault of the indemnifying party and the indemnified party, but also the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other, as well as any other relevant equitable considerations. No indemnified party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any indemnifying party who was not guilty of such fraudulent misrepresentation.

(f) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

ARTICLE VIII

POST-CLOSING AGREEMENTS

Section 8.1 SEC Documents. From and after the Closing Date, in the event the SEC notifies the Company of its intent to review any SEC Report filed prior to the Closing Date or the Company receives any oral or written comments from the SEC with respect to any SEC Report filed prior to the Closing Date, the Company shall promptly respond to any such oral or written comments.

Section 8.2 Public Disclosure. Unless otherwise permitted by this Agreement, Armada and the Company shall consult with each other before issuing any press release or otherwise making any public statement or making any other public (or non-confidential) disclosure (whether or not in response to an inquiry) regarding the terms of this Agreement and the transactions contemplated hereby, and neither shall issue any such press release or make any such statement or disclosure without the prior approval of both the Company and Armada (which approval shall not be unreasonably withheld), except as may be required by law or by obligations pursuant to any listing agreement with any national securities exchange, or the Financial Industry Regulatory Authority, as applicable, in which case the Company and/or Armada shall use its commercially reasonable efforts to consult with each other before issuing such press release or making such public statement or disclosure.

Section 8.3 Legal Opinions. If at any time any of the Armada Stockholders wish to transfer or sell their Company Shares, the Company Warrants or, to the extent any of the Warrant Shares have been issued, any of the Warrant Shares and there is not then a registration statement in effect with respect to any such securities and such proposed sale or transfer is in compliance, in the opinion of the Company’s legal counsel, with an applicable exemption, including, but not limited to Rule 144 as promulgated pursuant to the Securities Act, from the registration requirements of the Securities Act, the Company will promptly instruct its legal counsel to issue, at the Company’s expense, a legal opinion permitting such transfer without restrictive legend (or, if no exemptions for an unrestricted transfer are then available, to the extent required by the Company’s transfer agent, a legal opinion permitting a transfer with a restrictive legend); provided, however, that such Armada Stockholder delivers reasonably requested representations in support of such opinion.

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ARTICLE IX

MISCELLANEOUS PROVISIONS

Section 9.1 Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns; provided, however, that no party shall assign or delegate any of the obligations created under this Agreement without the prior written consent of the other parties.

Section 9.2 Fees and Expenses. Except as otherwise expressly provided in this Agreement, all legal and other fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs or expenses.

Section 9.3 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been given or made if in writing and delivered personally or sent by registered or certified mail (postage prepaid, return receipt requested) or facsimile to the parties at the following addresses:

If to Armada or the Armada Stockholders, to:

Armada Oil, Inc.

1140 Avenue of the Americas, 9th Floor

New York, NY 10036

with copies, which shall not constitute notice, to:

Louis A. Brilleman, Esq.

1140 Avenue of the Americas, 9th Floor

New York, NY 10036

Tel. No.: (212) 584-7805

Fax No.: (646) 380-6635

If to the Company, to:

NDB Energy, Inc.

10777 Westheimer Rd.

Suite 1100

Houston, Texas 77042

Attention: James Cerna, Jr.,

President and Chief Executive Officer

Tel No.: (800) 676-1006

with copies, which shall not constitute notice, to:

Sierchio & Company, LLP

430 Park Avenue, Suite 702

New York, NY 10022

Attention: Joseph Sierchio, Esq.

Tel. No.: (212) 246-3030

Fax No.: (212) 246-3039

or to such other persons or at such other addresses as shall be furnished by any party by like notice to the others, and such notice or communication shall be deemed to have been given or made as of the date so delivered or mailed. No change in any of such addresses shall be effective insofar as notices under this Section 9.3 are concerned unless such changed address shall have been given to such other party hereto as provided in this Section 9.3.

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Section 9.4 Entire Agreement. This Agreement, together with the exhibits, schedules and annexes hereto, represents the entire agreement and understanding of the parties with reference to the transactions set forth herein and no representations or warranties have been made in connection with this Agreement other than those expressly set forth herein or in the exhibits, certificates and other documents delivered in accordance herewith. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement and all prior drafts of this Agreement, all of which are merged into this Agreement. No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action or suit involving this Agreement.

Section 9.5 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible so as to be valid and enforceable.

Section 9.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. The exchange of copies of this Agreement or amendments thereto and of signature pages by facsimile transmission or by email transmission in portable digital format, or similar format, shall constitute effective execution and delivery of such instrument(s) as to the parties and may be used in lieu of the original Agreement or amendment for all purposes. Signatures of the parties transmitted by facsimile or by email transmission in portable digital format, or similar format, shall be deemed to be their original signatures for all purposes.

Section 9.7 Convenience of Forum; Consent to Jurisdiction. The parties to this Agreement, acting for themselves and for their respective successors and assigns, without regard to domicile, citizenship or residence, hereby expressly and irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with this Agreement, and consent and subject themselves to the jurisdiction of, the courts of the State of New York located in County of New York, and/or the United States District Court for the Southern District of New York, in respect of any matter arising under this Agreement. Service of process, notices and demands of such courts may be made upon any party to this Agreement by personal service at any place where it may be found or giving notice to such party as provided in Section 9.3.

Section 9.8 Remedies Cumulative; Specific Performance. The rights and remedies of the parties hereto shall be cumulative and not alternative. The parties agree that, in the event of any breach or threatened breach by any party to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other party to this Agreement, such other party shall be entitled, in addition to any other remedy that may be available to it, to: (i) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision; and (ii) an injunction restraining such breach or threatened breach. The parties further agree that no Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 9.8, and the parties irrevocably waive any right they may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

Section 9.9 Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of New York without giving effect to the choice of law provisions thereof.

Section 9.10 Amendments and Waivers. Except as otherwise provided herein, no amendment or waiver of any provision of this Agreement shall be valid unless the same shall be in writing and signed by (i) the Company; (ii) Armada, and (iii) a majority of the Armada Stockholders. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any such prior or subsequent occurrence.

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Section 9.11 Termination; Termination Date.

a.       Termination. This Agreement may be terminated at any time by: (i) the mutual written consent of Armada and the Company, (ii) Armada in the event there is a breach by the Company of its representations, warranties or covenants, which breach if curable, has not been cured within ten (10) days after receipt by the Company of a written notice of such breach from Armada, or (iii) the Company in the event there is a breach by Armada of its representations, warranties or covenants, which breach if curable, has not been cured within ten (10) days after receipt by Armada of a written notice of such breach from the Company. Any termination pursuant to this Section 9.11(a) shall be binding on and effective as to all of the Armada Stockholders.

b.       Termination Date. If the Closing shall not have been consummated on or prior to March 31, 2012 (the “Termination Date”), this Agreement shall terminate and be of no further force or effect, unless extended by the Company and Armada in writing.

Section 9.11 Construction.

a.       For purposes of this Agreement, whenever the context requires: (i) the singular number shall include the plural, and vice versa; (ii) the masculine gender shall include the feminine and neuter genders; (iii) the feminine gender shall include the masculine and neuter genders; and (iv) the neuter gender shall include the masculine and feminine genders.

b.       Each of the parties hereto has been represented by legal counsel except to the extent that such party has declined legal counsel. Accordingly, the parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

c.        Except as otherwise indicated, all references in this Agreement to “Annexes,” “Sections,” “Schedules” and “Exhibits” are intended to refer to Sections of this Agreement and Schedules and Exhibits to this Agreement.

[SIGNATURE PAGE FOLLOWS]

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